EXHIBIT 23.1

(ARTHUR ANDERSEN LLP LETTERHEAD)

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-3 of our report dated January 25, 2001 included in the WPS Resources Corporation's Form 10-K for the year ended December 31, 2000 and to all references to our firm included in this registration statement.

/s/ Arthur Andersen LLP

ARTHUR ANDERSEN LLP

Milwaukee, Wisconsin
March 9, 2001